Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-231651) of Travelzoo of our report dated March 27, 2020, relating to the consolidated financial statements of JFC Travel Group Co. and Subsidiary, appearing in this Current Report on Form 8-K.

/s/ SingerLewak LLP

San Jose, California
March 27, 2020

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